UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Pillar Agreement

On April 22, 2013, Idera Pharmaceuticals, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Pillar Pharmaceuticals I, L.P. (“Pillar I”) and Pillar Pharmaceuticals II, L.P. (together with Pillar I, the “Pillar Entities”). Under the Agreement, Pillar I has irrevocably agreed to waive and not exercise the rights, powers, preferences and other terms of the Series D Convertible Preferred Stock (the “Series D Preferred Stock”) under Section 6 of the Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the “Series D Certificate of Designations”), including without limitation the right to require the Company to purchase all or any portion of the shares of the Company’s Series D Preferred Stock at a price equal to the original Series D Preferred Stock purchase price per share plus all accrued or declared but unpaid dividends thereon upon the occurrence of specified fundamental changes such as mergers, consolidations, business combinations, stock purchases or similar transactions resulting in a person or group unaffiliated with any holder of the Series D Preferred Stock owning 66.67% or more of the outstanding voting securities of the Company or successor entity.

Under the Agreement, the Company and the Pillar Entities have agreed, among other things:

•	to an amendment to the Series D Certificate of Designations for the Series D Preferred Stock that would:

•

the dividend provisions of the Series D Certificate of Designations to change the date after which the Company may elect to pay dividends in shares of its common stock from December 31, 2014 to October 1, 2013, and to allow for the payment of such dividends in shares of a to-be-created new series of non-voting preferred stock in the event that payment of such dividends may not be made in shares of its common stock as a result of the application of the beneficial ownership and voting power limitations set forth the Series D Certificate of Designations; and

•

in connection with the waiver of the right to require the Company to purchase the Series D Preferred Stock upon the occurrence of specified fundamental changes, to modify the Series D Certificate of Designations to provide, in the event of a sale of the Company, for the distribution of any assets that remain available for distribution to the Company’s stockholders, after payment to the holders of the Company’s Series A Convertible Preferred Stock and any other class of the Company’s capital stock that ranks senior to the Series D Preferred Stock, to the holders of the Series D Preferred Stock on a pro rata basis with the holders of the Company’s common stock, Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and such new series of non-voting preferred stock; and

•	to an amendment to the Certificate of Designations, Preferences and Rights of Series E Preferred Stock (the “Series E Certificate of Designations”), that would:

•	modify the dividend provisions of the Series E Certificate of Designations to allow for the payment of dividends in shares of the Company’s common stock commencing October 1, 2013; and

•

allow for the payment of dividends in shares of a to-be-created new series of non-voting preferred stock in the event that payment of such dividends may not be made in shares of the Company’s common stock as a result of the application of the beneficial ownership and voting power limitations set forth in the Series E Certificate of Designations.

In addition, the Company has agreed to seek approval from its stockholders at the 2013 annual meeting of stockholders of amendments to the Series D Certificate of Designations and

Series E Certificate of Designations to effect these changes to the dividend provisions of the Series D Preferred Stock and Series E Preferred Stock, the redemption rights of the holders of the Series D Preferred Stock and the rights of the holders of the Series D Preferred Stock to distributions in the event of a sale of the Company. Each Pillar Entity has agreed:

•

to vote, and to cause its affiliates to vote, all shares of the Company’s voting stock held by such Pillar Entity or its affiliates, and over which such Pillar Entity or its affiliates has the power to vote, in favor of such amendments; and

•

not to, and to cause its affiliates not to, sell or transfer any shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock held by such Pillar Entity or its affiliates to any person, entity or group unless such proposed transferee agrees in a written instrument executed by such transferee, the applicable Pillar Entity and the Company to take and hold such securities subject to, among other things, the Agreement and to be bound by the terms of the Agreement, including the waiver of rights, voting agreements and restrictions on transfer set forth therein.

Under the Agreement, in consideration of the agreements of the Pillar Entities under the Agreement and the delivery of the waiver by Pillar I, and for no additional cash consideration, the Company has agreed to issue to Pillar I warrants (the “Pillar I Warrants”), to purchase up to 1,000,000 shares of the Company’s common stock. The Pillar I Warrants will have an exercise price per share equal to the greater of (a) $0.61 and (b) to the extent that warrants to purchase shares of the Company’s common stock are issued in a qualified financing, the per share exercise price of the warrants issued in such qualified financing. The Pillar I Warrants are exercisable immediately, and will expire if not exercised on or prior to the fifth anniversary from the date of issuance. The Pillar I Warrants provide that, after the second anniversary of the date of issuance, the Company may redeem the Pillar I Warrants for $0.01 per share of common stock issuable on exercise of the Pillar I Warrants following notice to the holder thereof if the closing price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days is greater than or equal to $2.80 per share.

The Agreement will become effective upon the consummation of a qualified financing (the “Effective Date”). The Agreement will terminate in the event that a qualified financing is not consummated by June 1, 2013. Under the terms of the Agreement, a qualified financing is defined as the issuance and sale of the Company’s equity securities from and after the date of the Agreement in one or more closings resulting in aggregate proceeds to the Company of at least $12.5 million.

The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The form of Warrant to be issued to the Pillar Entities is attached to the Agreement and is incorporated herein by reference. The foregoing descriptions of the Agreement and the Pillar I Warrants do not purport to be complete and is qualified in its entirety by reference to such exhibits.

Registration Rights Agreement

In addition, upon the Effective Date, the Company will enter into a Registration Rights Agreement with Pillar I (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will agree to file a registration statement with the Securities and Exchange Commission regarding the resale of the shares of Common Stock issuable upon exercise of the Pillar I Warrants. The Company will be subject to specified cash penalties if it fails to file and maintain an effective registration statement. Such penalties are limited to a cumulative maximum penalty equal to 10% of the aggregate exercise price of the Pillar I Warrants then held by Pillar I which are not able to be sold pursuant to a registration statement. The Company will be required to use its reasonable best efforts to maintain the registration statement’s effectiveness until no shares of Common Stock issued or issuable upon exercise of the Pillar I Warrants remain outstanding or issuable, as applicable.

The form of Registration Rights Agreement is attached to the Agreement and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: April 23, 2013	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated April 22, 2013, among the Company and the Pillar Entities